UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 11, 2017

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Current Report on Form 8-K is being filed by CorEnergy Infrastructure Trust, Inc. (the “Company”) to correct an inadvertent typographical error in the Company’s Current Report on Form 8-K filed on December 1, 2015 (the “Original Form 8-K”) as it relates to the adjusted change of control conversion right share cap (the “Share Cap”) applicable to the outstanding depositary shares, each representing 1/100th of a share of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock.  The Share Cap automatically adjusted on December 1, 2015 in connection with the Company’s 1-for-5 reverse stock split.

The Original Form 8-K reported that the Share Cap adjusted from 7.6293 to 1.52586 per depositary share; however the Share Cap actually adjusted from 7.6923 to 1.53846 per depositary share.  Accordingly, based on the 2,250,000 depositary shares outstanding as of March 31, 2017, the maximum number of shares of the Company’s Common Stock issuable pursuant to the Share Cap, as adjusted, would be 3,461,535 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: April 11, 2017	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary